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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2001

Digital Island, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-26283 (Commission File Number)	680322824 (IRS Employer Identification No.)
45 Fremont Street, 12th Floor, San Francisco, California (Address of principal executive offices)		94105 (Zip Code)

Registrant's telephone number, including area code (415) 738-4100

Not Applicable
(Former name or former address, if changed since last report.)

Item 5.    OTHER EVENTS

Appointment of Directors

    Pursuant to Article II of the Agreement and Plan of Merger, dated May 14, 2001, entered into by and among Cable and Wireless plc, a public limited company organized and existing under the laws of England and Wales ("Cable and Wireless"), Dali Acquisition Corp., a Delaware corporation and wholly owned indirect subsidiary of Cable and Wireless ("Dali"), and Digital Island, Inc., a Delaware corporation ("Digital Island"), effective upon the acceptance of the shares of Digital Island common stock for payment pursuant to the tender offer commenced by Dali, Cable and Wireless is entitled to designate certain persons on our board of directors. Cable and Wireless has informed us that Robert Drolet, Avery Duff, Marc Lefar, Mike McTighe, Don Reed and Graham Wallace are its designees to our board of directors (the "Designees").  As a result, we have taken the following actions with respect to our board of directors:

  •
  In accordance with Article III, Section 1 of our bylaws and Article VI of our Amended and Restated Certificate of Incorporation, we increased the size of our board of directors from seven (7) members to ten (10) members.

  •
  Christos Cotsakos, Robert Marbut and Mary Cirillo-Goldberg (the "Former Directors") have resigned from our board of directors effective July 16, 2001. The directors remaining on our board after the resignation of the Former Directors, but before giving effect to the appointment of the Designees, are Charlie Bass, Ruann F. Ernst, G. Bradford Jones and Shahan Soghikian (the "Remaining Directors").

  •
  In accordance with Article III, Section 2 of our bylaws, the Designees were duly appointed by the Remaining Directors to fill the vacancies on our board of directors. After giving effect to the resignation of the Former Directors and the appointment of the Designees, our board of directors consists of the following persons: Charlie Bass, Robert Drolet, Avery Duff, Ruann F. Ernst, G. Bradford Jones, Marc Lefar, Don Reed, Shahan Soghikian, Mike McTighe and Graham Wallace.

    Information regarding each of the Designees can be found in the Solicitation/Recommendation Statement on Schedule 14D-9, originally filed with the Securities and Exchange Commission (the "SEC") on May 21, 2001, as amended on May 31, 2001, June 6, 2001, June 19, 2001, July 13, 2001 and July 17, 2001, and in the Offer to Purchase disclosed in the Tender Offer Statement on Schedule TO, filed with the SEC on May 21, 2001, as amended on May 21, 2001, May 22, 2001, May 31, 2001, June 6, 2001 and June 19, 2001.

Hiring of Chief Technology Officer

    In July 2001, Digital Island, Inc. appointed Christiana J. Stumpf as Chief Technology Officer. Ms. Stumpf most recently served as the Chief Information Officer of Genuity Corporation where she was responsible for Genuity's international business information technology.

    Ms. Stumpf holds dual bachelors of science degrees in Cognitive Science and Mathematics from Smith College in Massachusetts. She also completed a research fellowship at the Thayer School of Engineering, Dartmouth College as a cancer treatment developer.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Island, Inc. (Registrant)
Date: July 17, 2001	By:	/s/ HOWARD LASKY
Howard Lasky Vice President and General Counsel

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Item 5. OTHER EVENTS
SIGNATURES